Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bristow Group Inc. 2019 Management Incentive Plan of our report dated March 8, 2018 (except Note 1 and Note 10, as to which the date is March 7, 2019), with respect to the consolidated financial statements of Era Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
July 1, 2020